EXHIBIT 10.1


                        ASSET SALE AND PURCHASE AGREEMENT

         THIS ASSET SALE AND PURCHASE AGREEMENT (the "Agreement") is made with effect this 19th day of October, 2005 between Quest Manufacturing, Inc., an Illinois corporation (the "Purchaser"), and Voyager One, Inc. a Nevada corporation's on behalf of its subsidiary Silicon Film Technologies, Inc. (the "Seller"). The Purchaser and Seller are sometimes hereafter collectively referred to as the "parties".

         WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, such property as described hereto in accordance with the terms and conditions of this Agreement; and

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained, the parties agree as follows:

         1. SALE. The Seller hereby sells, assigns, and transfers, conveys and delivers to the Purchaser all right, title, and interest in and to, and the Purchaser hereby purchases, the assets described on the attached EXHIBIT 1 (the "Assets").

         2. PURCHASE PRICE. In consideration of the sale, assignments, transfers, conveyances and deliveries described in this Agreement, the Purchaser agrees to pay to the Seller, and Purchaser shall accept, in full payment for the Assets the sum of $48,231.38 payable in one lump sum at the time of the execution of the Agreement less the assumption of any lease obligations (such time referred to as the "Closing Date"), the receipt of which is hereby acknowledged.

         If payment is made by check:

              Payable to:  Voyager One, Inc.
                           C/O American Chartered Bank
                           2205 Butterfield Road
                           Downers Grove, IL 60515
                           Attn: Amy Carr/Garrick Nielsen

         If Payment is made by wire transfer:

                  American Chartered Bank
                  1199 E. Higgins Rd.
                  Schaumburg, IL 60173

                  ABA #xxxx-xxxx-x
                  Beneficiary name and account # Voyager One, Inc. xxxxxxx Contact name: Kristen Nelson (847) 517-2253

         3. ASSUMED LIABILITIES. Except for the liabilities covered by Seller's indemnification obligations in Section 4, below, Purchaser hereby assumes all liabilities, contingent or otherwise, related to the Assets.

         4. INDEMNIFICATION. (a) The Seller agrees to indemnify and hold the Purchaser harmless against any and all pre-closing liabilities related to the Assets, except for ordinary course accrued liabilities that are not past due.

         (b) The Purchaser agrees to indemnify and hold the Seller harmless against any and all post-closing liabilities related to the Assets.

         In the event that any claim is asserted against a party hereto as to which such party is entitled to indemnification hereunder, such party shall as promptly as possible and in any case within 10 days after learning of such claim notify in writing the party obligated to indemnify it.

         5. REPRESENTATIONS AND WARRANTIES. (a) The Seller represents and warrants that:

                  (i) It has the corporate power to enter into the Agreement and perform its obligations hereunder.

                  (ii) The execution, delivery and performance of the Agreement, and all other agreements, instruments and documents required to be delivered hereunder will not violate any provisions of the corporate charter or by-laws of the Seller, any agreement or instrument to which the Seller is a party or by which it is bound, or any order, judgment or decree of any court or other governmental or regulatory authority, or any statute, law or regulation to which Seller is subject.

                  (iii) THE ASSETS ARE BEING SOLD ON AN "AS-IS, WHERE-IS" BASIS. SELLER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PURCHASED ASSETS, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         (b) The Purchaser represents and warrants that:

                  (i) It has the corporate power to enter into the Agreement and perform its obligations hereunder.

                  (ii) The execution, delivery and performance of the Agreement, and all other agreements, instruments and documents required to be delivered hereunder will not violate any provisions of the corporate charter or by-laws of the Seller, any agreement or instrument to which the Seller is a party or by which it is bound, or any order, judgment or decree of any court or other governmental or regulatory authority, or any statute, law or regulation to which Seller is subject.

                  (iii) It shall timely pay, discharge and indemnify the Seller against the Assumed Liabilities.

         6. CLOSING DELIVERIES. On the Closing Date, Purchaser shall deliver the Purchase Price to the Seller and Seller shall deliver all of the Assets to the Purchaser, together with a Bill of Sale in the form of the attached EXHIBIT 2.

         7. BENEFIT. The Agreement shall inure for the benefit of, and be binding upon, the parties hereto and their permitted successors and assigns, and not for the benefit of any other person or entity.

         8. FURTHER ASSURANCES. Each party hereto shall execute and deliver such further instruments and do such further acts as may be required or useful to carry out the intent and purposes of the Agreement and that are not inconsistent with the terms of the Agreement.

         9. NOTICES. All notices and other communications required or permitted to be given pursuant to the Agreement shall be in writing and shall be considered as properly given and made upon personal delivery, delivery by nationally reputable overnight courier, or on the third business day after mailing from within the United States by first class certified or registered mail, return receipt requested, postage prepaid, all addressed as follows:

                  If to Purchaser:          Quest Manufacturing, Inc.
                                            2503 Spring Ridge Dr. Unit F
                                            PO Box 430
                                            Spring Grove, IL 60081
                                            Attn:  President

                  If to Seller:             Voyager One, Inc.
                                            C/O Levenfeld Pearlstein LLC
                                            211 Waukegan Road, Suite 300
                                            Northfield, Il 60093
                                            Attn:  Philip E. Ruben

         A party hereto may change its address by notice in accordance with this paragraph.

         11. REMEDIES; GOVERNING LAW AND VENUE. All rights and remedies provided herein shall be in addition to and not in substitution of all other rights and remedies available to a party at law or in equity. The Agreement shall be governed by and construed in accordance with the law of the State of Illinois, without regard to its conflict of law rules. Any claim or suit involving the Agreement or any agreement or transaction contemplated thereby shall be brought in and decided by courts sitting in Cook County, Illinois.

         12. SEVERABILITY. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision of the Agreement, which shall remain in full force and effect. If any provision of this Agreement is for any reason held by a court of competent jurisdiction to be invalid or unenforceable, the Agreement shall be construed to make it valid and enforceable.

         13. AMENDMENT. The Agreement may not be modified or amended except by an instrument in writing signed by the parties.

         14. COUNTERPARTS; FACSIMILE SIGNATURES. The Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signatures transmitted by facsimile shall be considered authentic and legally binding.

         15. ENTIRE AGREEMENT. The Agreement, including exhibits, supplements and other attachments to it, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any prior agreement (whether written or oral) and understanding on such subject matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


VOYAGER ONE, INC. ON BEHALF OF ITS SUBSIDIARY

SILICON FILM TECHNOLOGIES, INC.                  QUEST MANUFACTURING, INC.


By: /s/ Sebastien C. DuFort                      By: /s/ John A. Lichter
    -----------------------                         --------------------
     Sebastien DuFort                                 John Lichter
     President                                        President


     "Official Seal"                             "Official Seal"
     Notary Public State of Illinois             Notary Public State of Illinois
     LYNN PERTLER                                LYNN PERTLER
     COMMISSION EXPIRES 03/12/08                 COMMISSION EXPIRES 03/12/08

     /s/ Lynn Pertler                            /s/ Lynn Pertler

     10/28/05                                    10/28/05

                                             EXHIBIT 1

                                               ASSETS
                                               ------


                                             Exhibit 1

Quantity     Description                                            Price Each             Amount
    2        5 Drawer file cabinet                                  $    236.40         $    472.80
    1        Conference Table 10 x 4                                $    749.75         $    749.75
    3        Conference room display cabinets                       $    150.00         $    450.00
    1        HON Round Table                                        $     97.50         $     97.50
    2        Wood Work Table                                        $     54.40         $    108.80
    2        Metal Work Bench w/Return                              $      1.00         $      2.00
    2        HON Book Case                                          $    149.75         $    299.50
    1        HON Wood File Cabinet                                  $    126.80         $    126.80
    1        HON Wood File Cabinet                                  $    179.80         $    179.80
    4        Dry Erase Board                                        $     35.00         $    140.00
    2        Stack on storage                                       $    119.60         $    239.20
   12        HON 3 Drawer 36" Lateral File Cabinet                  $    347.50         $  4,170.00
    6        HON Mobile BBF Peds Black                              $    173.00         $  1,038.00
   14        HON 2900 Series chair wheels                           $    232.50         $  3,255.00
    7        HON 2900 Series quest chair                            $    188.00         $  1,316.00
    5        HON 36 x 72 double pedistal desk 38000 series          $    495.50         $  2,477.50
    5        HON 24 x 72 kneespace credenza 38000 series            $    395.50         $  1,977.50
    1        Liberty Safe                                           $  1,381.24         $  1,381.24
    4        HP Laserjet 2100                                       $    100.00         $    400.00
    2        Magiccolor Laser Printers 2200                         $    350.00         $    700.00
    1        Canon Image Class 2300 N                               $  4,259.99         $  4,259.99
    1        TEKTRONIX TLA5202 Logic Analyzer w/access              $ 13,900.00         $ 13,900.00
    1        TEKTRONIX TDS3054B Oscilloscope w/access               $ 10,490.00         $ 10,490.00
                                                                                        $ 48,231.38


                                                 4

                                    EXHIBIT 2

                                  BILL OF SALE
                                  ------------


         This BILL OF SALE is given by the undersigned ("Seller"), to Quest Manufacturing, Inc. ("Buyer").

         WHEREAS, Buyer and Seller entered into a certain Sale and Purchase Agreement dated the 28th day of October, 2005 (the "Agreement"), providing for the sale, assignment, transfer, conveyance and delivery by Seller to Buyer of all of the Purchased Assets (as defined in the Agreement).

         NOW THEREFORE, in consideration of the payment by Buyer to Seller of the Purchase Price (as defined in the Agreement) and in further consideration of the premises, terms and conditions contained in the Agreement, the receipt and sufficiency of such consideration being hereby acknowledged, Seller does hereby sell, assign, transfer and deliver to Buyer, as of the Closing Date (as defined in the Agreement), all of Seller's right, title and interest in and to all of the assets listed in the attachment hereto. All of Seller's representations, warranties, covenants and agreements in the Agreement relating to the assets listed in the attachment hereto are incorporated herein by reference.

         IN WITNESS WHEREOF, the undersigned has caused this Bill of Sale to be duly executed this 28th day of October, 2005.


SELLER:
VOYAGER ONE, INC. ON BEHALF OF ITS SUBSIDIARY
SILICON FILM TECHNOLOGIES, INC.

By: /s/ Sebastien C. DuFort
    -----------------------
    Sebastien DuFort
    President

"Official Seal"
Notary Public State of Illinois
LYNN PERTLER
COMMISSION EXPIRES 03/12/08
/s/ Lynn Pertler

10/28/05